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                                                              EXHIBIT (h)(38)(b)

                               AMENDMENT NO. 2 TO
                                    AGREEMENT

     American General Life Insurance Company and AIG SunAmerica Asset Management Corp. (formerly SunAmerica Asset Management Corp.) hereby amend the Agreement made as of July 1, 2002 as follows:

          Schedule Two is hereby deleted in its entirety and replaced with the Schedule Two attached hereto.

     IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of January, 2005.

AMERICAN GENERAL LIFE INSURANCE COMPANY

ATTEST:


By:                                      By:
    -------------------------------          -----------------------------------
    Name:                                Name:
    Title:                               Title:


AIG SUNAMERICA ASSET MANAGEMENT CORP.
(FORMERLY SUNAMERICA ASSET MANAGEMENT CORP.)

ATTEST:


By:                                      By:
    -------------------------------          -----------------------------------
    Name:                                Name:
    Title:                               Title:

                                       1

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                                  SCHEDULE TWO
                             (as of January 1, 2005)

                                List of Contracts

Platinum Investor I
Platinum Investor II
Platinum Investor III
Platinum Investor Survivor
Platinum Investor Survivor II
Platinum Investor PLUS
Platinum Investor Immediate Variable Annuity
Platinum Investor FlexDirector
Platinum Investor IV

                                       2